As filed with the Securities and Exchange Commission on April 3, 2002.
                                                 Registration No. 333-84626



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                              AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                              ---------------



                            CENDANT CORPORATION
           (Exact name of Registrant as specified in its charter)


         DELAWARE                                      06-0918165
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number)


                             9 West 57th Street
                             New York, NY 10019
                               (212) 413-1800
                            Fax: (212) 413-1922
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
             of each Registrant's Principal Executive Offices)


                           James E. Buckman, Esq.
                     Vice Chairman and General Counsel
                            Cendant Corporation
                               9 West 57th St
                             New York, NY 10019
                               (212) 413-1800
                            Fax: (212) 413-1923
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent for Service)


                                       Copy to:

          Vincent J. Pisano, Esq.                              Eric J. Bock, Esq.
  Skadden, Arps, Slate, Meagher & Flom LLP          Senior Vice President, Law and Secretary
               4 Times Square                                  Cendant Corporation
             New York, NY 10036                                9 West 57th Street
               (212) 735-3000                                  New York, NY 10019
            Fax: (212) 735-2000                                  (212) 413-1800
                                                               Fax: (212) 413-1922

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



[Flag]

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.




                 Subject to completion, dated April 3, 2002


PROSPECTUS


                            CENDANT CORPORATION

                              2,986,857 Shares

                              CD Common Stock

                                -----------


         This prospectus relates to 2,986,857 shares of CD common stock, par value $0.01 per share, of Cendant Corporation, a Delaware corporation. The shares may be offered and sold from time to time by certain stockholders of Cendant identified in this prospectus under the heading "Selling Stockholders."


         Our CD common stock is listed on the New York Stock Exchange under the symbol "CD." On April 2, 2002, the last reported sale price of our CD common stock was $18.66.

         Investing in shares of our CD common stock involves risks. See "Risk Factors" beginning on page 9 of this prospectus.


         We will not receive any of the proceeds from the sale of the shares of CD common stock by any of the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of the shares of CD common stock and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares of CD common stock. The shares of CD common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. In addition, the shares of CD common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See "Plan of Distribution." The selling stockholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended. Any profits realized by the selling stockholders may be deemed to be underwriting commissions. If the selling stockholders use any broker-dealers, any commission paid to broker-dealers and, if broker- dealers purchase any shares of CD common stock as principals, any profits received by such broker-dealers on the resale of the shares of CD common stock may be deemed to be underwriting discounts or commissions under the Securities Act.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.



            The date of this prospectus is         , 2002.




         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Cendant. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Cendant since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.



                             TABLE OF CONTENTS



Cautionary Statement Concerning Forward-Looking Statements................4
Incorporation of Certain Documents by Reference...........................6
Prospectus Summary........................................................7
Risk Factors..............................................................9
Use of Proceeds..........................................................11
Dividend Policy..........................................................11
Description of CD Common Stock...........................................12
Selling Stockholders.....................................................15
Plan of Distribution.....................................................17
Legal Matters............................................................20
Experts................................................................  20
Where You Can Find More Information......................................20





         CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         Forward-looking statements in this prospectus about Cendant are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives.

         Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "project", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. You should understand that the following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

         o the impacts of the September 11, 2001 terrorist attacks on New York City and Washington D.C. on the travel industry in general, and our travel businesses in particular, are not fully known at this time, but are expected to include negative impacts on financial results due to reduced demand for travel in the near term; other attacks, acts of war, or measures taken by governments in response thereto may negatively affect the travel industry, our financial results and could also result in a disruption in our business;

         o the effect of economic conditions and interest rate changes on the economy on a national, regional or international basis and the impact thereof on our businesses;

         o the effects of a decline in travel, due to political instability, adverse economic conditions or otherwise, on our travel related business;

         o the effects of changes in current interest rates, particularly on our real estate franchise and mortgage businesses;

         o the resolution or outcome of our unresolved pending litigation relating to the previously announced accounting irregularities and other related litigation;

         o our ability to develop and implement operational, technological and financial systems to manage growing operations and to achieve enhanced earnings or effect cost savings;

         o competition in our existing and potential future lines of business and the financial resources of, and products available to, competitors;

         o failure to reduce quickly our substantial technology costs in response to a reduction in revenue, particularly in our computer reservations and global distribution systems businesses;

         o our failure to provide fully integrated disaster recovery technology solutions in the event of a disaster;

         o our ability to integrate and operate successfully acquired and merged businesses and risks associated with such businesses, including the acquisitions of Galileo International, Inc. and Cheap Tickets, Inc., the compatibility of the operating systems of the combining companies, and the degree to which our existing administrative and back-office functions and costs and those of the acquired companies are complementary or redundant;


         o our ability to obtain financing on acceptable terms to finance our growth strategy and to operate within the limitations imposed by financing arrangements and to maintain our credit ratings;


         o competitive and pricing pressures in the vacation ownership and travel industries, including the car rental industry;

         o changes in the vehicle manufacturer repurchase arrangements in our Avis car rental business in the event that used vehicle values decrease;

         o and changes in laws and regulations, including changes in accounting standards and privacy policy regulation.

         Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control.


         You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. You are advised, however, to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K to the Securities and Exchange Commission (the "Commission"). See "Where You Can Find More Information." Also note that we provide a cautionary discussion of risks and uncertainties under "Risk Factors" on page 9 of this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that Cendant files after the date of this prospectus with the Commission will automatically update and supersede this information. Cendant incorporates by reference into this prospectus the documents listed below and any future filings made with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until all of the shares of CD common stock offered by this prospectus are sold.


         o Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002;

         o Current Reports on Form 8-K dated October 15, 2001 and April 1, 2002; and


         o The description of Cendant's CD common stock contained in the Proxy Statement dated February 10, 2000, filed on February 11, 2000.

         All documents filed by Cendant with the Commission from the date of this prospectus to the end of the offering of the shares of CD common stock shall also be deemed to be incorporated herein by reference.

         Any statement contained in a document incorporated or considered to be incorporated by reference in this registration statement shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         You may request a copy of any of the documents which are incorporated by reference in this prospectus, other than exhibits which are not specifically incorporated by reference into such documents and our Certificate of Incorporation and By-Laws, at no cost, by writing or telephoning Cendant at the following:

                             Investor Relations
                            Cendant Corporation
                             9 West 57th Street
                             New York, NY 10019
                         Telephone: (212) 413-1800


                             Prospectus Summary

         This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Commission using a "shelf" registration process. Under this shelf process, any selling stockholder may sell any combination of the shares of CD common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the shares of CD common stock the selling stockholders may offer. All references to "we," "us," "our," or "Cendant" in this prospectus are to Cendant Corporation.

                                  Cendant

         We are one of the foremost providers of travel and real estate services in the world. Our businesses provide a wide range of consumer and business services and are intended to complement one another and create cross-marketing opportunities both within and among our following five business segments:

         o Our Real Estate Services segment franchises the real estate brokerage businesses of the CENTURY 21(R), Coldwell Banker(R), Coldwell Banker Commercial(R) and ERA(R) brands; provides home buyers with mortgages through Cendant Mortgage Corporation and assists in employee relocations through Cendant Mobility Services Corporation.

         o Our Hospitality segment operates the Days Inn(R), Ramada(R) (in the United States), Super 8 Motel(R), Howard Johnson(R), Wingate Inn(R), Knights Inn(R), Travelodge(R) (in North America), Villager Lodge(R)/Village Premier(R)/Hearthside by Villager and AmeriHost Inn(R) lodging franchise systems, facilitates the sale and exchange of vacation ownership intervals through Resort Condominiums International, LLC, Fairfield Resorts, Inc. and Equivest Finance, Inc. and markets vacation rental properties in Europe through Holiday Cottages and Cuendet.

         o Our Vehicle Services segment operates and franchises our Avis(R) car rental business; provides fleet management and fuel card services to corporate clients and government agencies through PHH Arval and Wright Express and operates parking facilities in the United Kingdom through our National Car Parks subsidiary.

         o Our Travel Distribution segment provides global distribution and computer reservation services to airlines, hotels, car rental companies and other travel suppliers and provides our travel agent customers the ability to electronically access airline schedule and fare information, book reservations, and issue tickets through Galileo International, provides travel services through our Cendant Travel and Cheap Tickets travel agency businesses, and provides reservations processing, connectivity and information management services through WizCom.

         o Our Financial Services segment provides enhancement packages to financial institutions through FISI*Madison LLC, provides insurance-based products to consumers through Benefit Consultants, Inc. and Long Term Preferred Care, Inc., provides loyalty solutions to businesses through Cims Ltd., operates and franchises tax preparation services through Jackson Hewitt Inc. and provides a variety of membership programs offering discounted products and services to consumers through our relationship with Trilegiant Corporation.

         Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 413-1800. Our web site is www.cendant.com. The information contained on our web site is not incorporated by reference in this prospectus.

                                    ***

         We seek organic growth augmented by the acquisition and integration of complementary businesses. As a result, we are currently engaged in a number of preliminary discussions concerning possible acquisitions and intend to continually explore and conduct discussions with regard to other acquisitions and other strategic corporate transactions. The purchase price for any possible transaction may be paid in cash, stock, other securities, borrowings, or a combination thereof. Prior to consummating any transaction, we will need to, among other things, initiate and satisfactorily complete our due diligence investigations; negotiate the financial and other terms (including price) and conditions of such transactions; obtain appropriate board of directors, regulatory and shareholder or other necessary consents and approvals; and, if necessary, secure financing. No assurance can be given with respect to the timing, likelihood or business effect of any possible transaction. In the past, we have been involved in both relatively small and significant acquisitions.

         In addition, we continually review and evaluate our portfolio of existing businesses to determine if they continue to meet our business objectives. As part of our ongoing evaluation of such businesses, we intend from time to time to explore and conduct discussions with regard to joint ventures, divestitures and related corporate transactions. However, we can give no assurance with respect to the magnitude, timing, likelihood or financial or business effect of any possible transaction. We also cannot predict whether any divestitures or other transactions will be consummated or, if consummated, will result in a financial or other benefit to us. We intend to use a portion of the proceeds from any such dispositions and cash from operations to retire indebtedness, make acquisitions and for other general corporate purposes.

                                RISK FACTORS

         You should carefully consider the following risk factor and other information contained or incorporated by reference in this prospectus before deciding to purchase any shares of CD common stock.

We have had accounting irregularities and related litigation and governmental investigations.

         Cendant was created in December 1997, through the merger of HFS Incorporated into CUC International, Inc. with CUC surviving and changing its name to Cendant Corporation. On April 15, 1998, Cendant announced that in the course of transferring responsibility for Cendant's accounting functions from Cendant personnel associated with CUC prior to the merger to Cendant personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant discovered accounting irregularities in some of the CUC business units. As a result, Cendant, together with its counsel and assisted by auditors, immediately began an intensive investigation. As a result of the findings of the investigations, Cendant restated its previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998.

         Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions, three lawsuits claiming to be brought derivatively on Cendant's behalf and several individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant and other defendants by or on behalf of persons claiming to be stockholders of Cendant and persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant between May 1995 and August 1998.

         The SEC and the United States Attorney for the District of New Jersey have conducted investigations relating to the matters referenced above. As a result of the findings from our internal investigations, we made all adjustments considered necessary by Cendant, which are reflected in our previously filed restated financial statements for the years ended December 31, 1997, 1996 and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by Cendant, the SEC issued an Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that we had violated certain financial reporting provisions of the Exchange Act and ordered us to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against us.

         On December 7, 1999, we announced that we had reached a preliminary agreement to settle the principal securities class action pending against Cendant in the U.S. District Court in Newark, New Jersey, brought on behalf of purchasers of all Cendant and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. A portion of the PRIDES litigation had previously been settled through the issuance of rights. Under the settlement agreement, we would pay the class members approximately $2.85 billion in cash and 50% of any recovery we may obtain in connection with claims we have asserted against CUC's former public auditor. The definitive settlement document was approved by the U.S. District Court by order dated August 14, 2000. Certain parties in the class action appealed various aspects of the District Court's orders approving the settlement. In August 2001, the U.S. Court of Appeals for the Third Circuit affirmed the judgment of the District Court approving the settlement (but remanded the case back to the District Court for further proceedings concerning an award of fees to the class attorneys, a matter in which we have no interest). One party in the class action has petitioned the U.S. Supreme Court to hear her challenge to the plan of allocation of the settlement funds among the class members. On March 18, 2002, the U.S. Supreme Court declined to review the matter. The settlement agreement required us to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000, which we have done. In light of the Supreme Court's action on March 18, 2002, the settlement is required to be fully funded by mid-July 2002.

         The settlement does not encompass all litigations asserting claims against us associated with the accounting irregularities. We do not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, we do not believe that the impact of such unresolved proceedings should result in a material liability to us in relation to our financial position or liquidity.

                              USE OF PROCEEDS

         We will not receive any of the proceeds from the sale by any selling stockholder of the shares of CD common stock. All proceeds from the sale of shares of our CD common stock will go to the selling stockholders who offer and sell their shares.

                              DIVIDEND POLICY

         We have never paid a cash dividend on our capital stock. We do not anticipate paying cash dividends on our capital stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business and to reduce debt. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time. For further information regarding our payment of dividends, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in our Proxy Statement, dated February 10, 2000, which is incorporated herein by reference.

                       DESCRIPTION OF CD COMMON STOCK

         The following description of Cendant's CD common stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in our Amended and Restated Certificate of Incorporation (the "Certificate") and Amended and Restated By-Laws (the "By-Laws").


         We are authorized to issue up to 2,000,000,000 shares of CD common stock, par value $.01 per share. As of March 15, 2002, there were 982,020,341 shares of CD common stock outstanding.


General

         In March 2000, our outstanding common stock was reclassified as CD common stock, and we created a series of common stock designated as Move.com common stock. The Move.com common stock was designed to track the value of our Move.com Group, and the CD common stock represents our interests in the remainder of our business and our interest in Move.com Group. No shares of Move.com common stock are outstanding. For a description of the terms of our CD common stock, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in the Proxy Statement dated February 10, 2000, which is incorporated by reference herein.

         Subject to the rights of the holders of any shares of our preferred stock which may at the time be outstanding, holders of CD common stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of CD common stock will possess exclusive voting rights in us, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of CD common stock are entitled to one vote for each share of CD common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Cendant, the holders of CD common stock are entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Cendant. Holders of the CD common stock will not be entitled to preemptive rights with respect to any shares which may be issued. All outstanding shares of CD common stock are fully paid and non-assessable. The CD common stock is listed on the New York Stock Exchange under the symbol "CD."

Certain Provisions

         The provisions of our Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board

         Our Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of our voting stock, which shall include all capital stock of Cendant which by its terms may vote on all matters submitted to stockholders of Cendant generally.

Committees of the Board of Directors

         Pursuant to the Certificate, the Board of Directors' authority to designate committees shall be subject to the provisions of the By-Laws. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on the committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Pursuant to the By-Laws, the Board of Directors shall have the following committees:

         Executive Committee. An Executive Committee that shall consist of not less than three directors elected by a majority vote of the Board of Directors.

         Compensation Committee. A Compensation Committee consisting of not less than three directors elected by a majority vote of the Board of Directors.

         Audit Committee. An Audit Committee consisting of not less than four directors elected by a majority vote of the Board of Directors.

Newly Created Directorships and Vacancies

         Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Special Meetings of Stockholders

         A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Quorum at Stockholder Meetings

         The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

Stockholder Action By Written Consent

         Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of Cendant from using the written consent procedure to take stockholder action without giving all the stockholders of Cendant entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

Advance Notice of Stockholder-Proposed Business at Annual Meetings

         Our By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on Cendant's books, of the stockholder proposing such business, (iii) the class and number of shares of Cendant which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant (i) in the case of an annual meeting, at least 90 days prior to the date of the last annual meeting of Cendant stockholders and (ii) with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth:
(i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is the holder of record of common stock and intends to appear in person or by proxy at the meeting to nominate each such nominee, (iii) a description of all arrangements between such stockholder and each nominee, (iv) such other information with respect to each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and (v) the consent of each nominee to serve as director of the Company if so elected.

Fair Price Provisions

         Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of Cendant's assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of Cendant's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of securities of Cendant or a subsidiary having an aggregate fair market value of $10 million or more) involving Cendant or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.

                            SELLING STOCKHOLDERS

         We are registering shares of our CD common stock to permit the selling stockholders to offer these shares of CD common stock for resale from time to time. The shares of CD common stock were issued pursuant to an exemption from the registration requirements of the Securities Act. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of CD common stock listed below. When we refer to the "selling stockholders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling stockholders' interests.


         The table below sets forth the name of each selling stockholder, the number of shares of CD common stock that each selling stockholder may offer pursuant to this prospectus and the beneficial ownership of our CD common stock as of April 2, 2002 and after the offering. Unless set forth below, to our knowledge, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding CD common stock.


         Since the date on which the selling stockholders provided this information, each selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of CD common stock in a transaction exempt from the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required.

         The selling stockholders may from time to time offer and sell any or all of the shares of CD common stock under this prospectus. Because the selling stockholders are not obligated to sell the shares of CD common stock, we cannot estimate the number of shares of CD common stock that the selling stockholders will hold upon consummation of any such sales.



                                                                          Number of
                                     Number of Shares of    Number of    Shares of CD
                                       CD Common Stock    Shares of CD   Common Stock      Percentage of
                                     Beneficially Owned   Common Stock   Beneficially      Shares of CD
                                        Prior to the       That May be   Owned After       Common Stock
Name                                     Offering(1)          Sold       Offering(2)      Outstanding(3)
----                                -------------------------------------------------------------------------

Robert M. Davidson and Janice G.
  Davidson, as Trustees of the
  Davidson Family Trust dated
  December 22, 1999................     11,402,494(4)        336,624    11,402,494(4)         1.161%
Robert M. Davidson and Janice G.
  Davidson, as Trustees of the
  Elizabeth A. Davidson
  Irrevocable Trust................     2,873,286(5)         883,411     2,873,286(5)            *
Robert M. Davidson and Janice G.
  Davidson, as Trustees of the
  Emilie A. Davidson Irrevocable
  Trust............................     2,988,186(6)         883,411     2,988,186(6)            *
Robert M. Davidson and Janice G.
  Davidson, as Trustees of the
  John R. Davidson Irrevocable
  Trust............................     2,988,186(7)         883,411     2,988,186(7)            *


-----------
*        Less than one percent (1%).

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes (1) any securities that are or will become exercisable within the next 60 days and (2) consideration of voting or investment power with respect to the securities at issue.

(2) Assumes that each selling stockholder will sell all of such stockholder's shares of CD common stock being registered hereby.


(3) Calculated based on 982,020,341 shares of CD common stock outstanding as of March 15, 2002 and on each selling stockholder's beneficial ownership of shares of our CD common stock as of April 2, 2002.


(4) Consists of: (a) 1,134,318 shares of CD common stock owned directly by Robert M. Davidson and Janice G. Davidson which were placed in The Davidson Family Trust dated December 22, 1999, a revocable trust for the benefit of Mr. and Mrs. Davidson, (b) options to purchase 1,750,000 shares of CD common stock, (c) 2,541,804 shares of CD common stock in the Elizabeth A. Davidson Irrevocable Trust, (d) 2,988,186 shares of CD common stock in the Emilie A. Davidson Irrevocable Trust and (e) 2, 988,186 shares of CD common stock in the John R. Davidson Irrevocable Trust. Mr. and Mrs. Davidson are co-trustees of each of the three irrevocable trusts in clause (c), (d) and
(e), and may be deemed to have voting and investment power with respect thereto. In addition, Mark R. Herron is a third co-trustee of these irrevocable trusts and may also be deemed to have voting and investment power with respect thereto.

(5) Consists of: (a) 2,541,804 shares of CD common stock in the Elizabeth
A. Davidson Irrevocable Trust and (b) 331,482 shares of CD common stock owned individually by Elizabeth A. Davidson outside of the trust. Elizabeth
A. Davidson, the daughter of Mr. and Mrs. Davidson, is the primary beneficiary of this trust. Robert M. Davidson, Janice G. Davidson and Mark Herron are co-trustees of this trust and may be deemed to have voting and investment power with respect thereto.

(6) Consists of 2,988,186 shares of CD common stock in the Emilie A. Davidson Irrevocable Trust. Emilie A. Davidson, the daughter of Mr. and Mrs. Davidson, is the primary beneficiary of this trust. Robert M. Davidson, Janice G. Davidson and Mark Herron are co-trustees of this trust and may be deemed to have voting and investment power with respect thereto.

(7) Consists of 2, 988,186 shares of CD common stock in the John R. Davidson Irrevocable Trust. John R. Davidson, the son of Mr. and Mrs. Davidson is the primary beneficiary of this trust. Robert M. Davidson, Janice G. Davidson and Mark Herron are co-trustees of this trust and may be deemed to have voting and investment power with respect thereto.


                            PLAN OF DISTRIBUTION

         The selling stockholders will be offering and selling all of the shares of CD common stock offered and sold under this prospectus. We will not receive any of the proceeds from the offering of the shares of CD common stock by the selling stockholders. The selling stockholders may resell all or a portion of the shares of CD common stock covered by this prospectus in open market transactions in reliance upon Rule 144 or Rule 144A under the Securities Act, provided they meet the criteria and conform to the requirements of one of these rules. We are registering the shares of CD common stock covered by this prospectus to permit holders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the shares of CD common stock covered by this prospectus. The selling stockholders may also sell all or a portion of the other shares of CD common stock owned by them and not covered by this prospectus in open market transactions in reliance upon Rule 144 or Rule 144A under the Securities Act, provided they meet the criteria and conform to the requirements of one of these rules.

         We have been advised by the selling stockholders that the selling stockholders may sell all or a portion of the shares of CD common stock beneficially owned by them and offered hereby from time to time:

         o        directly; or

         o through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders and/or from the purchasers of the shares of CD common stock for whom they may act as agent.

         The shares of CD common stock may be sold from time to time in one or more transactions at:

         o        fixed prices, which may be changed;

         o        prevailing market prices at the time of sale;

         o        varying prices determined at the time of sale; or

         o        negotiated prices.

         These prices will be determined by the holders of the shares of CD common stock or by, for example, agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling stockholders from the sale of the shares of CD common stock offered by them hereby will be the purchase price of the shares of CD common stock less discounts and commissions, if any.

         The sales described in the preceding paragraph may be effected in transactions:

         o on the New York Stock Exchange or any exchange on which our shares of CD common stock may then be listed;

         o        in the over-the counter market;

         o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

         o        through the writing of options.

         These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

         In connection with sales of the shares of CD common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the shares of CD common stock in the course of hedging their positions. The selling stockholders may also sell the shares of CD common stock short and deliver the shares of CD common stock to close out short positions, or loan or pledge the shares of CD common stock to broker-dealers that in turn may sell the shares of CD common stock.

         To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of CD common stock by the selling stockholders. Selling stockholders may not sell any, or may not sell all, of the shares of CD common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer, devise or gift the shares of CD common stock by other means not described in this prospectus. In addition, any shares of CD common stock covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, the selling stockholders may also, from time to time, sell the other shares of CD common stock that they own and that are not covered by this prospectus under Rule 144 or Rule 144A of the Securities Act if they meet the requirements of those rules.

         The outstanding shares of CD common stock are listed for trading on the New York Stock Exchange.

         The selling stockholders and any broker and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares of CD common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the shares of CD common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         Because the selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the shares of CD common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed which discloses:

         o the name of the selling stockholders and any participating underwriters, broker-dealers or agents;

         o the aggregate amount and type of securities being offered;

         o the price at which the securities were sold and other material terms of the offering;

         o any discounts, commissions, concessions or other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

         o that the participating broker-dealers did not conduct any investigation to verify the information in this prospectus or incorporated in this prospectus by reference.

         The prospectus supplement or a post-effective amendment will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the shares of CD common stock. In addition, if we receive notice from a selling stockholder that a donee or pledgee intends to sell more than 500 shares of our CD common stock, a supplement to this prospectus will be filed.

         We have agreed to indemnify each selling stockholder, and each selling stockholder has agreed to indemnify us, our directors, our officers who sign the registration statement to which this prospectus relates and each person, if any, who controls Cendant within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, against specified liabilities arising under the Securities Act.

         The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of CD common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of CD common stock to engage in market-making activities with respect to the particular shares of CD common stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the shares of CD common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of CD common stock.

         We have agreed to use our commercially reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:

         o two years after the date of original issuance of the shares of CD common stock;

         o the date when the selling stockholders may sell the shares of CD common stock pursuant to Rule 144 under the Securities Act without any limitations under clauses (c),
                  (e), (f) and (g) of Rule 144 under the Securities Act;
                  and

         o the date when all of the shares of CD common stock registered under this registration statement are sold.

         Our obligation to keep the registration statement to which this prospectus relates effective is subject to certain permitted exceptions. In these cases, we may prohibit offers and sales of the shares of CD common stock pursuant to the registration statement to which this prospectus relates. In addition, we may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder. Each selling stockholder has agreed not to trade shares of CD common stock from the time the selling stockholder receives notice from us of this type of event until the selling stockholders receives a prospectus supplement or amendment. These time periods will not exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period.

                               LEGAL MATTERS

         Certain legal matters with respect to the shares of CD common stock will be passed upon for us by Eric J. Bock, Esq., Senior Vice President, Law and Secretary of Cendant. Mr. Bock holds shares of CD common stock and options to acquire shares of CD common stock.

                                  EXPERTS


         The consolidated financial statements of Cendant Corporation and subsidiaries incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the modification of accounting for interest income and impairment of beneficial interests in securitization transactions, the accounting for derivative instruments and hedging activities and the revision of certain revenue recognition policies as discussed in Note 1), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                    WHERE YOU CAN FIND MORE INFORMATION

         Cendant is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Office of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a website that contains reports, proxy and information statements and other information. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The website address is http://www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         Cendant is paying all of the selling stockholders' expenses related to this offering, except the selling stockholders will pay any applicable broker's commissions and expenses. The following table sets forth the approximate amount of fees and expenses payable by Cendant in connection with this Registration Statement and the distribution of the shares of CD common stock registered hereby. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

         Securities and Exchange Commission Registration Fee..... $    5,273.24
         Printing and Engraving Fees and Expenses................      5,000.00
         Accounting Fees and Expenses............................     45,000.00
         Legal Fees..............................................     25,000.00
         Miscellaneous...........................................     19,726.76
                                                                      ---------
                     Total....................................... $  100,000.00
                                                                     ==========

Item 15.   Indemnification of Directors and Officers

         Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

         Cendant Corporation maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

Item 16.  Exhibits

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit
Number     Description of Exhibits


3.1 Amended and Restated Certificate of Incorporation of Cendant Corporation (incorporated by reference to Exhibit 3.1 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).
3.2 Amended and Restated By-Laws of Cendant Corporation (incorporated by reference to Exhibit 3.2 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).
4.1        Form of Stock Certificate (incorporated by reference to Exhibit
           4.1 to Cendant Corporation's Annual Report on Form 10-K filed by Cendant Corporation on March 29, 2001 for the yearly period ended December 31, 2000).
5.1        Opinion of Eric J. Bock, Esq.*
23.1 Consent of Deloitte & Touche LLP relating to the financial statements of Cendant Corporation.
23.2 Consent of KPMG LLP relating to the financial statements of Galileo International, Inc.
23.3       Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).*
24.1 Power of Attorney (included on signature page of the Registration Statement).*

--------------------
*Previously filed.



Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of April, 2002.


                                         CENDANT CORPORATION


                                         By: /s/ James E. Buckman
                                             ---------------------------------
                                             Name:  James E. Buckman
                                             Title: Vice Chairman and General
                                                    Counsel



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on April 1, 2002.



         Signature                                              Title



*                                                    Chairman of the Board of Directors,
------------------------------------------           President, Chief Executive Officer and
Henry R. Silverman                                   Director



/s/ James E. Buckman                                 Vice Chairman, General Counsel and Director
------------------------------------------
James E. Buckman



*                                                    Vice Chairman and Director
------------------------------------------
Stephen P. Holmes


*                                                    Senior Executive Vice President and Chief
------------------------------------------           Financial Officer (Principal Financial
Kevin M. Sheehan                                     Officer)


*                                                    Executive Vice President, Finance and Chief
------------------------------------------           Accounting Officer (Principal Accounting
Tobia Ippolito                                       Officer)


*                                                    Director
------------------------------------------
Myra J. Biblowit


*                                                    Director
------------------------------------------
Dr. John C. Malone


*                                                    Director
------------------------------------------
Cheryl D. Mills


*                                                    Director
------------------------------------------
Leonard S. Coleman


*                                                    Director
------------------------------------------
Martin L. Edelman


*                                                    Director
------------------------------------------
Sheli Z. Rosenberg


*                                                    Director
------------------------------------------
The Rt. Hon. Brian Mulroney, P.C., C.C.,
LL.D.

*                                                    Director
------------------------------------------
Robert W. Pittman


*                                                    Director
------------------------------------------
Robert F. Smith


*                                                    Director
------------------------------------------
Robert E. Nederlander


*                                                    Director
-------------------------------------------
The Honorable William S. Cohen


*By:     /s/ Eric J. Bock
         ---------------------------
         Eric J. Bock
         Attorney-in-Fact




                               EXHIBIT INDEX

Exhibit
Number            Description of Exhibit


3.1 Amended and Restated Certificate of Incorporation of Cendant Corporation (incorporated by reference to Exhibit
                  3.1 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).
3.2 Amended and Restated By-Laws of Cendant Corporation (incorporated by reference to Exhibit 3.2 to Cendant Corporation's Quarterly Report on Form 10-Q/A filed by Cendant Corporation on July 28, 2000 for the quarterly period ended March 31, 2000).
4.1               Form of Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to Cendant Corporation's Annual Report on Form 10-K filed by Cendant Corporation on March 29, 2001 for the yearly period ended December 31, 2000).
5.1               Opinion of Eric J. Bock, Esq.*
23.1 Consent of Deloitte & Touche LLP relating to the financial statements of Cendant Corporation.
23.2 Consent of KPMG LLP relating to the financial statements of Galileo International, Inc.
23.3              Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).*
24.1 Power of Attorney (included on signature page of the Registration Statement). *

-------------------
*Previously filed.